Exhibit 10.1

Document G701TM – 2001

Change Order

PROJECT (Name and address):	CHANGE ORDER NUMBER: Two (2) REVISED	OWNER: ☐

Diamond Jo Worth, L.L.C.	DATE: August 8, 2005	ARCHITECT: ☐
Excursion Gambling Boat
Worth County, IA		CONTRACTOR: ☐

TO CONTRACTOR (Name and address):	ARCHITECT’S PROJECT NUMBER:	FIELD: ☐

Henkel Construction Company	CONTRACT DATE: June 6, 2005	OTHER: ☐
P.O. Box 920	CONTRACT FOR: General Construction
Mason City, IA 50402

THE CONTRACT IS CHANGED AS FOLLOWS:

(Include, where applicable, any undisputed amount attributable to previously executed Construction Change Directives)
Incorporate documents, clarifications to contract, allowances, assumptions, Guaranteed Maximum Price (GMP), and substantial completion date per Attachment “A” - Change Order Number Two (2) - Changes to Contract and Clarifications to Guaranteed Maximum Price (GMP) dated August 8, 2005, and Attachment “B” - Modifications to AIA A-111 Standard Form of Agreement Between Diamond Jo Worth, L.L.C. as Owner and Henkel Construction Company as Contractor, amending that certain AIA- A111 Standard Form of Agreement Between Diamond Jo Worth, L.L.C. (Owner) and Henkel Construction Company (Contractor) dated as of June 6, 2005.

The original Contract Sum was	$925,000.00
The net change by previously authorized Change Orders	$3,776.848.00
The Contract Sum prior to this Change Order was	$4,701,848.00
The Contract Sum will be increased by this Change Order in the amount of	$16,850,652.00
The new Contract Sum including this Change Order will be	$21,552,500.00

The Contract Time will be increased by twenty-five (25) days.

The date of Substantial Completion as of the date of this Change Order therefore is March 10, 2006

NOTE: This Change Order does not include changes in the Contract Sum, Contract Time or Guaranteed Maximum Price which have been authorized by Construction Change Directive until the cost and time have been agreed upon by both the Owner and Contractor, in which case a Change Order is executed to supersede the Construction Change Directive.

NOT VALID UNTIL SIGNED BY THE ARCHITECT, CONTRACTOR AND OWNER.

KGA Architecture	Henkel Construction Company	Diamond Jo Worth, L.L.C
ARCHITECT (Firm name)	CONTRACTOR (Firm name)	OWNER (Firm name)

4495 Polaris Avenue	P.O. Box 920	7137 Mision Hills Drive
Las Vegas, NV 89103	Mason City, IA 50402	Las Vegas, NV 89113
ADDRESS	ADDRESS	ADDRESS

/s/ George F. Garlock	/s/ Thomas R. Schaefer	/s/ Michael Luzich
BY (Signature)	BY (Signature)	BY (Signature)

George F. Garlock	Thomas R. Schaefer, President	Michael Luzich, President
(Typed name)	(Typed name)	(Typed name)

8.19.05	8-19-05	August 19, 2005
DATE	DATE	DATE

AIA Document G701TM – 2001. Copyright © 1978 and 2003 by The American Institute of Architects.  All rights reserved.  WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software at 18:10:42 on 08/19/2005 under Order No. 1000158854_1 which expires on 1/31/2006, and is not for resale.

User Notes:	(3688451336)

ATTACHMENT “B”

Change Order Number Two (2)

Modifications to AIA A111 Standard form of Agreement Between Diamond Jo Worth, LLC, as Owner and Henkel Construction Company, as Contractor Dated as of June 6, 2005

Section 5.1.2 of the Contract is amended and restated in its entirety by adding the following after the pre-printed form: The Contractor’s fee is as follows: Contractor’s fee of Seven-hundred-thousand-and no/100 dollars ($700,000.00) is included as part of the Guaranteed Maximum Price (GMP). Fee for additive changes to the Contract shall be 3.5%. Fee shall not be reduced for deductive change orders. Owner may add the construction of a 100 room hotel by Change Order for the separate flat fee of Two-Hundred-Fifty-Thousand and No/100 Dollars ($250,000.00) if hotel construction is added by Change Order prior to January 1, 2006.

Section 5.2.1.1 of the Contract, as originally stated, is amended and restated in its entirety by substituting the following: In the event that the sum of the Contractor’s Cost of the Work and the Contractor’s Fee are less than the Guaranteed Maximum Cost (GMP), one hundred per cent (100%) of all savings shall be retained by the Contractor.

Delete Articles 6 through 13.

Replace with the following:

ARTICLE 6   PAYMENTS

6.1           PROGRESS PAYMENTS

6.1.1        Based upon Applications for Payment submitted to the Owner by the Contractor and Certificates for Payment issued by the Owner, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

6.1.2        The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

6.1.3        Provided that an Application for Payment is received by the Owner not later than the 10th day of a month, the Owner shall make payment to the Contractor not later than the 30th day of the same month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than twenty (20) days after approval by the Owner’s Project Representative or Project Representative’s Designee.

6.1.4        Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

6.1.5        Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

6.1.6        Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1             Take that portion of the Contract Sum (net of the Contractor’s fee) properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;

.2             Add that portion of the Contract Sum (net of the Contractor’s fee) properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

.3             Add the Contractor’s fee, less retainage. Retainage shall be 10% until the Contract Agreement is 50% complete and has been performed in accordance with the terms thereof after which no further retainage shall be withheld and none shall be released until Substantial Completion, except by mutual agreement between Owner and Contractor. The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in section 5.1.2 or, if the Contractor’s Fee is stated in that Subparagraph, shall be an amount that bears the same ratio to that fee as the Cost of the Work in the two preceding Clauses bears to the schedule of values;

.4             Subtract the aggregate of previous payments made by the Owner; and

.5             Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-1997.

6.1.7        The progress payment amount determined in accordance with Subparagraph 6.1.6 shall be further modified under the following circumstances:

.1             Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contact Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Subparagraph 9.8.5 of aia Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

.2             Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of AIA Document A201-1997.

6.1.8        Except with the Owner’s prior approval, payments to Subcontractors shall be subject to retainage. Retainage shall be ten per cent (10%) until the Work under the subcontract agreement is fifty per cent (50%) complete and has been performed in accordance with the terms thereof after which no further retainage will be held and none shall be released until Substantial Completion, except by mutual agreement between Owner and Contractor.

6.1.9        Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

6.2           FINAL PAYMENT

6.2.1        Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1             the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2             a final Certificate for Payment has been issued by the Architect.

6.2.2        The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect’s final Certificate for Payment.

ARTICLE 7  TERMINATION OR SUSPENSION

7.1           The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

7.2           The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7          INTENTIONALLY OMITTED

ARTICLE 8          INTENTIONALLY OMITTED

ARTICLE 9          INTENTIONALLY OMITTED

ARTICLE 10        INTENTIONALLY OMITTED

ARTICLE 11        INTENTIONALLY OMITTED

ARTICLE 12        INTENTIONALLY OMITTED

ARTICLE 13        INTENTIONALLY OMITTED

ATTACHMENT “A”

Change Order Number Two (2)

(Changes to Contract and Clarification to Guaranteed Maximum Price (GMP))
dated August 8, 2005, amending that certain

AIA- A111 Standard form of Agreement Between Diamond Jo Worth, LLC (Owner) and
Henkel Construction Company (Contractor)
dated as of June 6, 2005 (the “Contract”)

The Contract is hereby amended as follows:

A.       Section 4.3.1 of the Contract is amended by deleting the first sentence following the pre-printed form and replacing it with the following:

The project Substantial Completion date shall be March 10, 2006.

The following items will not be completed prior to Substantial Completion and the project shall not be subject to liquidated damages as a result:

•         Landscaping.

•         Faux painting of the building exterior.

•         Final and faux painting of the water tower.

•         Wastewater Treatment system. Contractor will commence with construction of this facility as soon as practically possible which will be dependant upon Iowa Department of Natural Resources approval of the plans and issuance of the waste water permit. Until the new wastewater treatment facility is operational, the Owner will operate with the existing lagoon system.

•         Offsite work at existing lagoon area, except as set forth in item number four (4) of inclusions under section 5.2.1.

•         Water tower painting. Water service may have to be interrupted to paint the interior of the water tower after temperatures remain consistently above forty degrees Fahrenheit if the interior painting cannot be completed through the winter months.

It is agreed that construction on such elements will commence as soon as practically possible and shall be completed as soon as reasonably possible after Substantial Completion.

B.       Section 5.2.1 of the Contract is amended by adding the following:

Guaranteed Maximum Price (GMP) shall be Twenty-one-million-five-hundred-fifty-two-thousand-five-hundred and no/100 dollars ($21,552,500.00). One-hundred per cent (100%) of any and all savings achieved shall be retained by Contractor.

Monthly progress payment applications shall include a monthly conditional partial lien release supplied from and on behalf of Contractor only and no other partial lien releases will be required from or for any subcontractor, supplier, fabricator, or vendor working for or supplying to Contractor.

Contractor’s conditional partial lien release will always be provided for an amount up to and including the previous month’s billing and only in the event that Contractor has been paid for same.

Progress payment application documentation shall be limited to copies of monthly progress payment applications for subcontractors with individual contract amounts in excess of $150,000. No back-up or documentation will be supplied to substantiate costs for work self performed by Contractor, however, each payment application shall include an invoice from Contractor in its standard form stating the amount requested by Contractor in such payment application.

The following items shall be included in the GMP (subject to noted exceptions):

1.        General liability insurance is included with an underlying coverage amount of $2,000,000.00 per project and aggregate excess/umbrella liability per project of $8,000,000.00.

2.        Performance and Payment Bonds are included equal to the contract amount. Bonds shall be delivered after proof of financing reasonably acceptable to Contractor, and Contractor’s surety has been received and approved by surety.

3.        GPS surveying is included as part of the earthwork. Earthwork scope of work shall be established with points and grades established by Owner. Survey and/or layout service is excluded. This service will be completed by Yaggy Colby Associates in a contract direct between the Owner and Yaggy Colby Associates. Contractor included GPS surveying as part of Contractor’s earthwork scope of work and is utilizing points/grades established by the Yaggy Colby survey team.

4.        Trucking of excavation spoils from the casino project and stockpiling them at the lagoon site south of Highway 105 is included. Any other work performed south of Highway 105 shall be added to the contract by change order.

5.        Over excavation and backfill with same soil to a maximum depth of 18” under all parking lot paving is included.

6.        Type 1 cement is included in lieu of Type 5 and Type C cement is included in lieu of Type F fly ash for the ready-mixed concrete.

7.        Type 1.5B, 20-gauge metal deck from Vulcraft is included in lieu of specified deck.

8.        Roof system shall be a 60-mil; fully-adhered EPDM roof system and roof membrane shall be installed to the top of the roof parapets on plywood backing instead of a metal panel system.

9.        Corridor walls shall be installed to just above ceiling height and a framed drywall ceiling shall be installed to provide the necessary sound barrier and/or fire rating.

10.      Sound insulation shall be included at interior wall partitions surrounding restrooms, surrounding rooms 136 and 139, and in partition walls to just above ceilings where those walls establish the outside perimeter of the IRGC and DCI Suite areas only.

11.      We have included standard-colored block and mortar at all split-face and regular-face cement masonry locations. A pigmented sealer or paint will be used to provide any color.

12.      The following items only are included for signage:

•         Life safety signage.

•         Monument signs (2 each) (See attached Exhibit 1 indicating elevation and location of such Monument signs).

•         Exterior directional signs (10 each). Signs will be backlit.

•         Painted billboards at building (7 each).

•         Chasing lights at building, which chasing lights shall be 1,290 lineal feet.

13.      Battery-powered automatic valves are included at all water closets, urinals and lavatories/faucets.

14.      Wall-mounted Schedule-80 PVC piping is included with PVC straps (no ball valves) for the water feature piping shown on Sheets W1.1 and W2.0.

15.      The manufacturer for the electrical switchgear shall be Siemens.

16.      Innovative Technologies shall be the vendor for the transient voltage surge suppression (TVSS) system.

17.      Copper wiring shall be used with appropriate terminations at all panel feeders. Aluminum wiring shall not be used.

18.      Rough-in for Telephone/Data, Audio/Visual and Security/Surveillance shall be based on designs from Wiring by Design, Communications Engineering and CI3, respectively.

•         Audio/Visual services scope of work includes conduit and cable. Terminations and equipment are excluded as part of our work associated with this trade.

•         Telephone/Data services scope of work includes conduit, cable, outlet jacks, outlet jack terminations, patch panels and patch panel terminations. All other equipment is excluded.

•         Surveillance/Security services scope of work includes conduit only and the installation of the cable as part of our rough-in work associated with this trade. Terminations, equipment, and cable are excluded.

19.      Turning lanes and traffic signalization- Contractor includes four (4) traffic signals on poles to be located at the intersection of Wheelerwood Road and Highway 105. All other road work on Wheelerwood Road and Highway 105 including road widening, granular shouldering, raised islands, pavement markings, and relocation of any lights is excluded.

20.      A CMU retaining wall at the south side of the Loading Dock is included to a distance of 57 feet from Column Line C4. An 8” wide x 8’-0” high split-face CMU wall on the south side of the Loading Dock is included to a distance of 60 lineal feet along grid line “CC”. An 8” wide x 6’-0” high split-face CMU wall at the Can Wash area is included to a distance of 28 lineal feet. The 8” masonry retaining wall at the north side of the Loading Dock as shown on Detail 2/S4.12 shall be installed as an 8”. cast-in-place concrete wall west of Column Line C2 to a distance of 90 feet. Owner and Contractor agree that this section of wall shall serve as a safety rail. Minimum height above grade behind the wall shall be 42” above final grade.

21.      XYPEX waterproofing is included to a height of only of 12” AFF at the wet basement interior grade beams.

22.      EPDM membrane with a plywood substrate is included at the back side of parapet walls instead of metal wall panels and hat channels.

23.      Shop-fabricated parapet coping cap and counter-flashings are included in lieu of the specified pre-manufactured systems.

24.      Fire-rated drywall enclosures are included around steel columns where required in lieu of sprayed-on cementitious fireproofing.

25.      Faux painting (including Veri-Tex) is included. (See Allowances)

26.      Two (2) each-1 1/4 inch conduits are included to the propane location for future wiring by others. All other work associated with the propane system is excluded.

27.      Contractor includes four (4) each- 4” empty conduits for Telephone and Data to hotel as shown on Sheet TCS 1.01 for installation of Telephone and Data cable and wire in the future by others.

28.      Hydronic snow-melt system is included for the Vestibules only (no Loading Dock). The boiler for this system shall be located in Janitors 107.

29.      Two (2) each- 600-kw diesel emergency generators are included with paralleling switchgear.

30.      Contractor shall hook up to the existing wells from the new water treatment facility. New wells are excluded.

31.      Ceramic and quarry tile shall be thin-set.

32.      Installation of gaming area carpet, pad, and six inch carpet base is included. Gaming area carpet and pad installation shall be by the double-stick method in which the pad is glued to the concrete and the carpet is glued to the pad. Patterns shall match at all seams. Carpet base shall be installed to a height of six inches on all walls contiguous to the gaming floor. Furnishing of gaming area carpet materials including carpet, pad, and pre- bound carpet base delivered to the site and including sales taxes is excluded and shall be provided by Owner.

The following items shall be excluded from the GMP:

1.        All finishes called out as “special finishes” which are not faux finished per the Owner’s drawing shall be pre-finished by the manufacturer and no finishing shall be required by Contractor in those areas except for touch-up painting if required as a result of Contractor’s installation.

2.        Duplicate records shall not be required and are excluded.

3.        Owner shall be responsible for establishing inspection authority and criteria for managing inspections required to obtain Certificate of Occupancy. Contractor will schedule inspections as reasonably required to achieve compliance with the inspecting authority Owner establishes.

4.        Grading areas offsite, trucking offsite except those excess soils from the casino project only that are to be stockpiled onto the property south of Highway 105, and/or filling in existing lagoons is excluded. This work may be added to the contract by Change Order at a later date.

5.        Over excavation and backfill in sidewalk areas is excluded.

6.        Chasing lights at the water tower are excluded.

7.        Transformer shall be located to the north to be even with building line.

8.        Second ballasts in light fixtures are excluded.

9.        All interior concrete grade beams located directly below the 0.0* slabs on grade except for the grade beam located on Grid Line “C5” from “CM” to “CP” are excluded. These grade beams are typically shown on Detail 10/S4.10. There is approximately 1,150 lineal feet of this 18” wide x 18” high grade beam that will be eliminated. A 24” x 24” concrete cap will be added for each location where the auger cast piling occurs.

10.      Stamped and/or stained concrete at the building exterior is excluded.

11.      Stamped concrete at the building interior is excluded.

12.      PDA, Pile Load and any other testing at the Water Tower are excluded.

13.      Electrical to the hotel is not required and is excluded.

14.      Empty conduits for future power feeds to the Hotel are not required and are excluded.

15.      Builder’s Risk Insurance is excluded and shall be provided by Owner per the original contract.

16.      Design services and/or costs are excluded.

17.      Soil boring or geotechnical analysis is excluded.

18.      Testing services for soil compaction, concrete strength, structural steel (including testing required due to non-AISC Certified fabricator), PDA and Pile Load tests at Water Tower, etc. is excluded.

19.      Utility costs for startup of Casino and food service equipment are excluded.

20.      The following items shall be furnished and installed by the Owner:

•         Conference Room – Tables, Chairs, and COM Chair Fabric.

•         Executive Office – Chair, Desk, Guest Chair, COM Guest Chair Fabric, and COM Chair Fabric.

•         Administration – Task Chair, Guest Chair, COM Guest Chair Fabric, COM Fabric, and Desk

•         Cubicle Space – Cubicles with Grade A Fabric, Chair, and COM Fabric.

•         General Enclosed “Office” Areas – Desk, Guest Chair, COM Fabric, and Chair.

•         Maintenance Areas – Chair, Desk, and Guest Chair.

•         Slots and Pit Gaming – Roulette Chairs, “21” Chairs, and Slot Bases.

•         Lounge – Wood Lounge Chairs, Cocktail Tables, and Metal Table Bases.

•         Food Vendor Seating Area – Seating, Vinyl Seat Upholstery, Tables, and Table Bases.

•         Poker Room – Player Seating, Dealer Seating, and Fabric.

21.      Paving and/or site preparation for the 153-space “Future Lot” at the northwest, 92-space “Future RV Park” at the south, and any parking north of the current property line is excluded.

22.      Insulating Concrete Deck (as specified in Section 03520) is excluded.

23.      Additional structure required at water tower to accommodate signage as well as additional foundations, etc. are excluded if required.

24.      Architecturally Ornamental Handrail and Railing (as specified in Section 05720) is excluded.

25.      Expansion Joint Cover Assemblies (as specified in Section 05810) is excluded.

26.      Sprayed Fireproofing (as specified in Section 07250) is excluded.

27.      Built-Up Roofing (as specified in Section 07510) is excluded.

28.      Floor, wall and ceiling finishes for Food Vendor areas (Rooms 228 and 231) are excluded.

29.      Food Service Equipment for Food Vendor (Rooms 228 and 231) and Vendor Seating (Rooms 229 and 232) areas is excluded.

30.      Signage (as specified in Section 10405) is excluded. In addition, we exclude and the Owner shall be responsible for the following signage and permits or permit applications (if required):

•         Chasing lights at water tower.

•         Reader boards at water tower.

•         Lighted “arrow” at water tower.

31.      Operable panel partitions are excluded.

32.      Window treatments are excluded.

33.      Pump for fire sprinkler system is excluded.

34.      Architectural enclosures or fencing for transformer and generators is excluded.

C.       Section 5.2.1.1 of the Contract is amended by adding the following:

Jointly, Contractor, Architect, and Owner will continue to pursue value engineering opportunities that reduce costs and/or construction time and Contractor will retain the first $150,000.00 of cost reductions resulting from value engineering without a reduction in contract price and/or an earlier substantial completion date. A primary example is the elimination of sheetrock walls to structure in corridors and replacing them with rated ceilings over those corridors.

Current areas being pursued for value engineering opportunities include (but are not limited to) the metal wall panels, standing seam roofing, doors and finish hardware, floor finishes, themeing, food service equipment, etc. As stated above, Owner agrees that these and other value engineering opportunities shall be reviewed in good faith.

D.       Section 5.2.2 of the Contract is amended by adding the following:

The following alternates may be added to the contract by Change Order at a later date:

a.        Increase the insurance coverage by providing an insurance policy for this project that has an additional coverage of $17,000,000.00 for the aggregate excess/umbrella liability. Total coverage for this project would then be $8,000,000.00 + $17,000,000.00 = $25,000,000.00. These insurance limits are per project. The coverage period will be to June 30, 2008. Our insurance provider for this coverage is RSUI Indemnity Company (part of the Alleghany Insurance Holdings unit). The “2004 Best’s Key Rating Guide” indicates they are A rated. To include this Alternate, please add $104,715.00 to our contract amount. Please note that either this Alternate or Alternate #.b can be accepted, but not both.

b.        Provide project specific insurance coverage of $1,000,000.00 primary and $25,000,000.00 umbrella through June 30, 2008. Note that the premium for the period of July 1, 2006 through June 30, 2008 is estimated and subject to adjustment based on volatility of the insurance market. Any increase in premium amount for this period will be billed to the Owner and the GMP will be adjusted by that amount. This insurance is quoted by Swett & Crawford, a subsidiary of AON. To include this Alternate, please add $194,000.00 to our contract amount. Please note that either this Alternate or Alternate #.a can be accepted, but not both.

E.        Section 5.2.4 of the Contract is amended by adding the following:

The following Allowances are included as part of the Guaranteed Maximum Price (GMP). Unless otherwise noted, these Allowances include all materials, sales tax, freight, unloading and handling, and labor and equipment required for installation. If designated as “material only”, the Allowances include only the purchase of material, sales tax and freight:

•	Landscaping (including trees, shrubs and other plantings, seed” and sod, rocks and boulders, mulch, lawn irrigation, etc.)	$50,000.00
•	Faux Painting (including Veri-Tex) at Building and Water Tower	$565,000.00
•	Food Service Equipment	$1,500,000.00
•	Conduits to RV Parking Lot	$3,210.00
•	Light Fixtures at Building Murals (material only; installation is in Contract Amount)	$12,600.00
•	Hydronic Boiler Connections for Snow Melt System	$1,000.00
•	Chasing Lights at Building	$90,000.00
•	Heat Tape Electrical Connections (tape itself is included with ACI Mechanical)	$3,100.00
•	Silo Lighting (material only; installation is in Contract Amount)	$50,000.00
•	Pond and Water Wheel Lighting (material only; installation is in Contract Amount)	$10,000.00
•	Stage Lighting and Controls (material only; installation is in Contract Amount)	$15,000.00
•	Water Tower Panel, Sign Connection and Fiber Optics	$45,000.00
•	Specialty Lighting (track and spot lights, etc.)	$150,000.00
•	Electrical Connections for Monument and Directional Signs	$14,300.00
•	Silo	$245,215.00

F.        Section 5.2.5 of the Contract is amended by adding the following:

The Substantial Completion date and the GMP are based upon: the 80% Construction Documents from KGA Architecture issued, dated, and posted to the FTP site by KGA on July 1, 2005, the Contractor’s current costing including the value engineering reductions described herein, the changes and clarifications included in this Attachment “A”, reasonable assumptions, and stipulations previously agreed to in our AIA-A111 Standard Form of Agreement Between Owner and Contractor dated June 6, 2005 and the associated AIA-A207 General Conditions. Unless noted otherwise in this change order, increases in scope received by Henkel Construction Company subsequent to the above 80% Construction Documents shall be treated as changes to the contract and shall be incorporated by Change Order.

Final design documents were issued on August 8, 2005, Progress payments will be made by Owner in respect of payment applications or requisitions for payments received from Contractor totaling $1,320,490.64 for costs incurred and/or Work completed though July 31, 2005 by wire transfer to Contractor’s designated account no later than two (2) business days after the funds in respect of such payment applications being disbursed from the Construction Disbursement Account to the Disbursed Funds Account, but Owner shall endeavor to make such payment as soon as is reasonably commercially possible thereafter. Contractor expressly acknowledges and agrees that, notwithstanding anything to the contrary contained herein, unless and until the parties hereto agree upon a Guaranteed Maximum Price based upon such 100% documents issued on August 8, 2005, following this Change Order Contractor shall not make purchases of equipment and materials in respect of the Project in excess of One Hundred Thousand and 00/100 Dollars ($100,000) individually or One Million and 00/100 Dollars in the aggregate (except for purchases that have already been made per the Contract through Change Order) without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed.

Owner will furnish Henkel Construction Company a detailed drawing outlining areas requiring faux finishing. Faux finish pricing is based upon the areas identified in that drawing.

Owner agrees to require that Contractor be the general contractor for construction of the hotel associated with and constructed near the Diamond Jo Worth, LLC project; provided, however, the failure of the developer of such hotel to employ Contractor as the general contractor with respect to the construction of such hotel shall in no way impose any liability or further obligation on Owner. Following the execution thereof, Owner will provide Contractor with copies of the Owner’s executed hotel “Letter of Intent” documents showing a mandatory commitment on the part of the hotel operator to use Henkel Construction Company as the general contractor for construction of the hotel associated with the casino.

Exhibit 1

(see attached)